CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No. 6 to the Registration Statement of Conseco Variable Annuity Account G (the "Account") on Form N-4 (File Nos. 333-00373 and 811-07501) of:

     (1) Our report dated February 10, 2000, on our audit of the financial statements of the Account; and

     (2) Our report dated April 13, 2000, on our audits of the financial statements of Conseco Variable Insurance Company.

We also consent to the reference to our Firm under the caption "Independent Accountants".


                                           /s/PricewaterhouseCoopers LLP
                                           -------------------------------
                                               PricewaterhouseCoopers LLP

Indianapolis, Indiana
December 26, 2000